UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2020

DLH Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE
Building 3, Suite 700
         Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(866) 952-1647
Registrant’s Telephone Number, Including Area Code
         Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2020, DLH Holdings Corp. (“DLH” or the “Company”) entered into a new employment agreement with Kathryn M. JohnBull, its Chief Financial Officer. The new employment agreement with Ms. JohnBull is effective as of October 1, 2020 and will expire September 30, 2023. The following is a summary of the terms of the new employment agreement with Ms. JohnBull, which summary is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Under the employment agreement, Ms. JohnBull will continue to serve as the Chief Financial Officer of DLH and will receive a base salary of $355,000 per annum and be eligible to receive an annual bonus of up to 70% of base salary for each fiscal year of employment based on performance targets and other key objectives established by the Management Resources and Compensation Committee of the board of directors (the “Committee”). During the term of the agreement, she shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the Committee or the board of directors.

In the event of the termination of Ms. JohnBull’s employment by us without “cause” or by her for “good reason”, as such terms are defined in the employment agreement, she would be entitled to: (a) a severance payment of 18 months of base salary; (b) continued participation in our health and welfare plans for up to 12 months; (c) all accrued but unpaid compensation; and (d) the accelerated vesting of equity compensation awards to the extent they are subject to time-based vesting conditions. If her employment is terminated because of death or disability, she or her beneficiary, as the case may be, will be paid her accrued compensation, a pro rata bonus for the year of termination, the accelerated vesting of outstanding equity compensation awards and in the case of disability, a severance payment of one year of base salary.

Further, under the new employment agreement, if within 90 days of a “change in control” (as defined in the new employment agreement) either Ms. JohnBull’s employment is terminated, or she terminates her employment for “good reason”, the Company shall pay and/or provide to her substantially the same compensation and benefits as if her termination was without “cause” or for “good reason”, except that she will also be entitled to the accelerated vesting of all outstanding equity compensation awards held by her. Such benefits remain subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code. Ms. JohnBull’s new employment agreement did not otherwise materially modify any of the payments or benefits to which she was entitled under her prior employment agreement in the event of a termination of her employment. Pursuant to the employment agreement, Ms. JohnBull is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

10.1	Employment Agreement with Kathryn M. JohnBull dated September 14, 2020

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Zachary C. Parker

Name: Zachary C. Parker
Title: Chief Executive Officer
Date: September 15, 2020

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